As filed with the Securities and Exchange Commission on December 17, 2018
File No. 811-21622
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 17	☒
(Check appropriate box or boxes)

THRIVENT CASH MANAGEMENT TRUST
(Exact Name of Registrant as Specified in Charter)

625 Fourth Avenue South, Minneapolis, Minnesota 55415
(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 7190
(Registrant’s Telephone Number, Including Area Code)

JOHN D. JACKSON
ASSISTANT SECRETARY
625 FOURTH AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55415
(Name and Address of Agent for Service)

EXPLANATORY NOTE
This Amendment No. 17 to the Registration Statement of Thrivent Cash Management Trust (the “Registrant”) on Form N-1A (File No. 811-21622) (the “Registration Statement”) is being filed to amend certain information contained in the Registrant's Amendment No. 16 under the Investment Company Act of 1940, as amended, filed on February 28, 2018.
This Registration Statement on Form N-1A is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

THRIVENT CASH MANAGEMENT TRUST

Supplement to Statement of Additional Information dated February 28, 2018

To the extent not amended by this Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A (File No. 811-21622), the Registrant hereby incorporates in its entirety both Part A and Part B of Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A, filed on February 28, 2018, and hereby designates each such Part as constituting in its entirety Part A and Part B, respectively, of this Amendment No. 17.

Richard A. Hauser has announced his retirement from the Board of Trustees of Thrivent Cash Management Trust (the “Board”) effective December 31, 2018. Effective January 1, 2019, Paul R. Laubscher will replace Mr. Hauser as Chair of the Board, and Verne O. Sedlacek will replace Mr. Laubscher as Chair of the Investment Committee.
The following replaces similar information for Mr. Laubscher and Mr. Sedlacek found in “Item 17. Management of the Trust—Leadership Structure and Oversight Responsibilities” section of the Statement of Additional Information. References to Mr. Hauser are removed from this section.
Paul R. Laubscher. Mr. Laubscher has served as a Trustee on the Board of the Fund Complex since 2009, as Chair of the Board since 2019 and as Chair of the Investment Committee from 2010 through 2018. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher has served as a senior investment manager of the retirement fund of a large public technology company since 1997.
Verne O. Sedlacek. Mr. Sedlacek has served as a Trustee on the Board of the Fund Complex since 2017 and as Chair of the Investment Committee since 2019. Mr. Sedlacek has over 35 years of experience in the financial services industry, including eleven years as the former chief executive officer of the Commonfund, an institutional investment firm that provides solutions for strategic investors within the nonprofit and pension investment communities. He has experience as a member on the board of several not-for-profit and for-profit boards, including the Chicago Mercantile Exchange. He also was a certified public accountant.
References to Mr. Hauser are removed from the “Item 17. Management of the Trust—Committees of the Board of Trustees” section of the Statement of Additional Information.
The date of this Supplement is December 17, 2018.

PART C
Item 28.	Exhibits

(a)(1)	Declaration of Trust, effective as of August 5, 2004 (1)
(a)(2)	Amendment No. 1 to the Declaration of Trust (5)
(b)(1)	By-Laws (1)
(b)(2)	Amended and Restated By-Laws (5)
(c)	None.
(d)(1)	Investment Advisory Agreement between Thrivent Financial Securities Lending Trust and Thrivent Financial for Lutherans (1)
(d)(2)	Amendment No. 1 to Investment Advisory Agreement (5)
(e)	Distribution Agreement between Thrivent Cash Management Trust and Thrivent Distributors, LLC (7)
(f)	Not Applicable.
(g)	Master Custodian Agreement with State Street Bank and Trust Company (7)
(h)(1)	Administration Contract between Thrivent Financial Securities Lending Trust and Thrivent Financial for Lutherans (2)
(h)(2)	Amendment No. 1 to Administration Contract (3)
(h)(3)	Amendment No. 2 to Administration Contract (4)
(h)(4)	Amendment No. 3 to Administration Contract (5)
(h)(5)	Transfer Agency and Service Agreement between Thrivent Cash Management Trust, Thrivent Core Funds and Thrivent Financial Investor Services Inc. (6)
(h)(6)	Amendment No. 1 to Transfer Agency and Service Agreement (7)
(h)(7)	Amendment No. 2 to Transfer Agency and Service Agreement (7)
(h)(8)	Amendment No. 3 to Transfer Agency and Service Agreement (7)
(i)	Not Applicable.
(j)	Not Applicable.
(k)	Not Applicable.
(l)	None.
(m)	Not Applicable.
(n)	Not Applicable.
(o)	Not Applicable.
(p)	Code of Ethics (Rule 17j-1) for Registrant (7)
(q)	Powers of Attorney (7)

(1)	Incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622, filed on August 25, 2004.
(2)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 5, 2005.
(3)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 19, 2008.
(4)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 20, 2009.
(5)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(6)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2017.
(7)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
Item 29.	Persons Controlled by or under Common Control with Registrant
Registrant is a Massachusetts business trust organized on August 4, 2004. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent Financial”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.

The following list shows the relationship of each wholly owned direct and indirect subsidiary to Thrivent Financial, except as indicated below. Financial statements of Thrivent Financial will be presented on a consolidated basis.
Thrivent Financial Entities	Primary Business	State of Organization
Thrivent Financial	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.	Holding company with no independent operations	Delaware
Thrivent Trust Company	Federally chartered limited purpose trust bank	Federal Charter
Thrivent Investment Management Inc.	Broker-dealer and investment adviser	Delaware
North Meadows Investment Ltd.	Organized for the purpose of holding and investing in real estate	Wisconsin
Thrivent Financial Investor Services Inc.	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.	Licensed life and health agency	Minnesota
Newman Financial Services, LLC	Limited Liability Company	Minnesota
NewLife Insurance Agency, LLC[1]	Limited Liability Company	Minnesota
Thrivent Life Insurance Company	Life insurance company	Minnesota
Thrivent Asset Management, LLC	Investment adviser	Delaware
Thrivent Distributors, LLC	Limited Liability Company	Delaware
Thrivent Education Finance Group, LLC	Limited Liability Company	Delaware
cuLearn, LLC[2]	Limited Liability Company	Delaware
PREPARE/ENRICH, LLC	Limited Liability Company	Delaware
White Rose GP I, LLC[3]	General partner	Delaware
White Rose Fund I Equity Direct, L.P.[4]	Private equity fund	Delaware
White Rose Fund I Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP II, LLC[3]	General partner	Delaware
Thrivent White Rose Fund II Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund II Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP III, LLC[3]	General partner	Delaware
Thrivent White Rose Fund III Mezzanine Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund III Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP IV, LLC[3]	General partner	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP V, LLC[3]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP VI, LLC[3]	General partner	Delaware
Thrivent White Rose Fund VI Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP VII, LLC[3]	General partner	Delaware

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent White Rose Fund VII Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund GP VIII, LLC[3]	General partner	Delaware
Thrivent White Rose Fund VIII Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[3]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[3]	General partner	Delaware
Thrivent White Rose Fund X Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Real Estate GP I, LLC[3]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose GP XI, LLC[3]	General partner	Delaware
Thrivent White Rose Fund XI Equity Direct, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Fund XI Fund of Funds, L.P.[4]	Private equity fund	Delaware
Thrivent White Rose Opportunity Fund GP, LLC[3]	General partner	Delaware
Thrivent White Rose Opportunity Fund, LP4	Private equity fund	Delaware
Thrivent White Rose Real Estate GP II, LLC[3]	General partner	Delaware
Thrivent White Rose Real Estate Fund II, LP4	Private equity fund	Delaware
Gold Ring Holdings, LLC	Investment subsidiary	Delaware
Twin Bridge Capital Partners, LLC[5]	Managing member	Delaware
Thrivent Education Funding, LLC	Limited Liability Company	Delaware

[1]	Newman Financial Services, LLC owns a 50% membership interest in NewLife Insurance Agency, LLC.
[2]	Thrivent Financial Holdings, Inc. owns an 85.5% membership interest in cuLearn, LLC.
[3]	Thrivent Financial owns an interest in the limited liability company and is also its managing member.
[4]	The Fund is organized for the purpose of holding investments in Thrivent Financial’s general account.
[5]	Thrivent Financial owns 49% of the managing member’s membership interests. Twin Bridge Capital Partners, LLC is the managing member of a general partner of limited partnerships.
Item 30.	Indemnification
Under Article 5.3 of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.	Business and Other Connections of the Investment Adviser
See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.
Item 32.	Principal Underwriters
(a)	Thrivent Distributors, LLC serves as principal underwriter and distributor for Thrivent Mutual Funds, Thrivent Core Funds and Thrivent Cash Management Trust.
(b)	The managers and executive officers of Thrivent Distributors, LLC are listed below. Unless otherwise indicated, their principal address is 625 Fourth Avenue South, Minneapolis, Minnesota 55415.

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Trust
David S. Royal	Elected Manager	Trustee, President and Chief Investment Officer
Troy A. Beaver	Elected Manager and Chief Executive Officer	Vice President
Gerard V. Vaillancourt	Elected Manager and Chief Financial Officer	Treasurer and Principal Accounting Officer
Kathryn A. Stelter 4321 North Ballard Road Appleton, Wisconsin 54919-0001	Chief Operations Officer	Vice President
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Chief Legal Officer and Secretary	Assistant Secretary
Daniel R. Chouanard	Vice President	N/A
Valerie K. Martinson	Vice President	N/A
Michael W. Kremenak	Assistant Secretary	Secretary and Chief Legal Officer
Jody A. Rose	Assistant Secretary	N/A
(c)	Not applicable
Item 33.	Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of the following persons:
Registrant:	Thrivent Mutual Funds 625 Fourth Avenue South Minneapolis, Minnesota 55415
4321 N. Ballard Rd. Appleton, Wisconsin 54919

Custodian:	State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02111
Transfer Agent	Thrivent Financial Investor Services Inc. 625 Fourth Avenue South Minneapolis, Minnesota 55415
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Sub-Transfer Agent	DST Systems, Inc. 333 W. 11th St. Kansas City, Missouri 64105
Item 34.	Management Services
None.
Item 35.	Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Cash Management Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 17th day of December, 2018.
THRIVENT CASH MANAGEMENT TRUST
By:	/s/ John D. Jackson
John D. Jackson Assistant Secretary